Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Midland States Bancorp, Inc. of our report dated February 23, 2024 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Midland States Bancorp, Inc. for the year ended December 31, 2023.

/s/ Crowe LLP
Crowe LLP

Oak Brook, Illinois

March 28, 2024